    EXHIBIT 23.1 -- CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-04731, 333-04733, 333-52565, and 333-118694) of our reports dated
March 14, 2006, included in the Annual Report on Form 10-K of TechTeam Global, Inc. for the year ended December 31, 2005, with respect to the consolidated financial statements and schedule of TechTeam Global, Inc., TechTeam Global, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of TechTeam Global, Inc., incorporated by reference in this Form 10-K/A.

                                                /s/ Ernst & Young LLP

Detroit, Michigan
May 1, 2006